SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)  September 10, 2002
                                                  ------------------

                                   INSCI CORP.
                                   -----------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                                    --------
                 (State of other jurisdiction of incorporation)


      1-12966                                           06-1302773
-------------------                            ------------------------------
Commission File No.                            I.R.S. Employer Identification


TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                                              01581
--------------------------------------         ------------------------------
Address of principal executive offices                     Zip Code


(508) 870-4000
------------------------------
Registrant's telephone number,
including area code





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ITEM 5.  OTHER EVENT


           The Registrant (the "Company"), on September 10, 2002, entered into a settlement agreement of a pending legal action against the Company by Key Corporate Capital, Inc. f/k/a Leasetec Corporation ("Leasetec"). The claim in the amount of $588,148.15 was asserted for breach of an equipment lease agreement. The Company agreed to pay Leasetec the sum of $390,450 to settle the claim. The terms of settlement include payment of the sum of $165,450 upon execution of the settlement agreement, with the balance of $225,000 payable in 48 monthly installments of $4,687.50, commencing October 1, 2002. The settlement agreement further provides for an agreement for judgment against the Company for the full amount of the claim, less any payments made by the Company in the event of a default in the monthly installment payments. The agreement for judgment will be held in escrow as per the terms of the settlement agreement.

                                    EXHIBITS

10.72      Copy of Settlement Agreement by and between the Company and Leasetec.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
         October 2, 2002

                                                   INSCI CORP.
                                                   -----------------
                                                   (Registrant)

                                                   /S/ HENRY F. NELSON
                                                   -------------------
                                                   HENRY F. NELSON,
                                                   CHIEF EXECUTIVE OFFICER AND
                                                   PRESIDENT





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